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                                                                 Exhibit 10.25

                    FIRST AMENDED EMPLOYMENT, CONFIDENTIALITY
                          AND NON-COMPETITION AGREEMENT

       This First Amended Employment, Confidentiality and Non-Competition Agreement (hereafter referred to as this "Agreement") is made by and between CombinatoRx, Incorporated, a Delaware corporation having a usual place of business at 650 Albany Street, Boston, Massachusetts 02118, (the "Company") and Peter Elliott, Ph.D. of 406 Stearns Road, Marlboro, MA 01752 (the "Employee") as of the 10th day of September, 2004 (the "Effective Date"), amending in part and restating that certain Employment, Confidentiality and Non-Competition Agreement between the parties dated as of the 10th day of September, 2001 (the "Original Agreement").

       In consideration of the mutual promises, terms and conditions contained in this Agreement, the parties agree as follows:

       1. EMPLOYMENT. The Company agrees to continue the employment of the Employee, and the Employee agrees to continue in the service of the Company, subject to the terms and conditions contained in this Agreement.

       2. TERM. Subject to earlier termination, as provided in Section 5 hereof, the Employee's employment hereunder shall be for a term of one year, commencing on the effective date hereof and may be extended or renewed only by the written agreement of the parties. The term of the Employee's employment hereunder, including any extensions or renewals of the original term, is hereafter referred to as "the term of this Agreement" or "the term hereof."

       3.     CAPACITY AND PERFORMANCE.

              (a) During the term hereof, the Employee shall serve the Company as its Executive Vice President of Product Development. In addition, without further compensation, the Employee shall serve as a director and/or officer of one or more of the Company's Affiliates if so elected or appointed from time to time.

              (b) During the term hereof, the Employee shall be employed by the Company on a full-time basis and shall perform the duties and responsibilities of his position and such other duties and responsibilities, reasonably consistent with his position, as may be designated from time to time by the Board.

              (c) During the term hereof, the Employee shall devote his full business time and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities hereunder. The Employee may serve on the board of directors or similar bodies of corporations or other entities approved by the Board.

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       4.     COMPENSATION AND BENEFITS. As compensation for all services performed by the Employee under and during the term hereof and subject to performance of the Employee's duties and of the obligations of the Employee to the Company and its Affiliates, pursuant to this Agreement or otherwise:

              (a) BASE SALARY. During the term hereof, the Company shall pay the Employee a base salary at the rate of not less than $234,000 per annum, payable in accordance with the regular payroll practices of the Company for its executives and subject to increase (but not decrease) from time to time by the Board, in its discretion. Such base salary, as from time to time increased, is hereafter referred to as the "Base Salary."

              (b) PERFORMANCE BONUSES. The Employee shall be eligible to earn a bonus annually during employment hereunder. Bonuses will be earned on the basis of the Company's fiscal year. The amount of any bonus awarded to the Employee shall be based on his performance and that of the Company against reasonably attainable goals determined annually by the Board of Directors of the Company (the "Board") after consultation with the Employee. The Employee's target bonus is initially 30% of the Base Salary.

              (c) STOCK OPTION AWARDS. The Board may, on an annual basis, in its discretion, grant the Employee stock options based on his performance and that of the Company against reasonably attainable goals. Such grants will be made under the 2000 Stock Option Plan (the "Option Plan") and, except as otherwise expressly provided herein, the awards will be governed by the terms of the Option Plan.

              (d) BENEFITS. During the term hereof, the Employee shall be entitled to participate in any and all employee benefit plans from time to time in effect for executives of the Company generally, except to the extent any such plans are in a category of benefit otherwise provided to the Employee hereunder (E.G., severance pay). Such participation shall be subject to the terms of the applicable plan documents and Company policies generally applicable to its executives.

              (e) VACATIONS. During the term hereof, the Employee shall be entitled to 3 weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Employee subject to the approval of the Chief Executive Officer of the Company (the "CEO") or his designee and the reasonable business needs of the Company. Vacation shall otherwise be governed by the policies of the Company, as in effect from time to time.

              (f) BUSINESS EXPENSES. The Company shall pay or reimburse the Employee for all reasonable business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder, subject to such reasonable substantiation and documentation as may be specified by the Company from time to time.

       5. TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS. The Employee's employment hereunder shall terminate under the following circumstances:

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              (a)    DEATH. In the event of the Employee's death during the term hereof, the Employee's employment hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the Employee's designated beneficiary or, if no beneficiary has been designated by the Employee, to his estate, (i) the Base Salary earned but not paid through the date of termination,
(ii) pay for any vacation earned but not used through the date of termination and (iii) any business expenses incurred by the Employee but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within ninety (90) days of termination and that such expenses are reimbursable under Company policy (all of the foregoing, "Final Compensation"). The Company also shall pay to the Employee's designated beneficiary or, if none, his estate, any bonus compensation earned but unpaid for the prior fiscal year. The Company shall have no further obligation to the Employee hereunder.

              (b)    DISABILITY.

                     (i) The Company may terminate the Employee's employment hereunder, upon notice to the Employee, in the event that the Employee becomes disabled through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder, with or without reasonable accommodation, for one hundred and twenty
       (120) days during any period of three hundred and sixty-five (365) consecutive calendar days. In the event of such termination, the Company shall have no further obligation to the Employee, other than for payment of Final Compensation and any bonus compensation earned but unpaid for the prior fiscal year.

                     (ii) The Board or the CEO may designate another employee to act in the Employee's place during any period of the Employee's disability. Notwithstanding any such designation, the Employee shall continue to receive the Base Salary in accordance with Section 4(a) and benefits in accordance with Section 4(d), to the extent permitted by the then-current terms of the applicable benefit plans, until the Employee becomes eligible for disability income benefits under the Company's disability income plan or until the termination of his employment, whichever shall first occur. While receiving disability income payments under the Company's disability income plan, the Employee shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to participate in Company benefit plans in accordance with
       Section 4(d) and the terms of such plans until the termination of his employment.

                     (iii) If any question shall arise as to whether during any period the Employee is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Employee may, and at the request of the Company shall, submit to a medical examination by a physician selected by mutual agreement of the Company and the Employee to determine whether the Employee is so disabled and such determination shall for the purposes of this Agreement be

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       conclusive of the issue. If such question shall arise and the Employee shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on the Employee.

              (c) BY THE COMPANY FOR CAUSE. The Company may terminate the Employee's employment hereunder, upon notice, for Cause, meaning that there has been a reasonable, good faith determination by the Board that one or more of the following events has occurred, which determination is made after notice to the Employee specifying in reasonable detail the nature of the Cause and a reasonable opportunity for the Employee to be heard by the Board. The following shall constitute Cause for termination:

                     (i)    The Employee's conviction of a felony;

                     (ii) The Employee's willful failure to perform (other than by reason of disability), or gross negligence in the performance of, his duties and responsibilities as set forth in Section 3 hereof, which failure or negligence continues or remains uncured after thirty (30) days' notice to the Employee setting forth in reasonable detail the nature of such failure or negligence;

                     (iii) Material breach by the Employee of any provision of this Agreement, which breach continues or remains uncured after thirty
       (30) days' notice to the Employee setting forth in reasonable detail the nature of such breach; or

                     (iv) Material fraudulent conduct by the Employee with respect to the Company.

In the event of termination for Cause, the Company shall have no further obligation to the Employee, other than for Final Compensation.

              (d) BY THE COMPANY OTHER THAN FOR CAUSE. The Company may terminate the Employee's employment hereunder other than for Cause at any time upon sixty (60) days' notice to the Employee or Base Salary in lieu thereof. In the event of such termination, in addition to Final Compensation and any bonus compensation earned but unpaid for the prior fiscal year, the Company (i) shall provide the Employee six (6) months of severance pay, at the rate of the Base Salary in effect immediately prior to the termination, payable in a single lump sum within ten (10) business days following termination of employment; (ii) shall pay the premium cost of the Employee's participation in the Company's group medical and dental plans for a period of six (6) months following the date of termination, provided that the Employee is entitled to continue such participation under applicable law and plan terms; and (iii) shall cause to become vested twenty-five percent (25%) of the options granted pursuant to
Section 4(c) hereof or otherwise which remain unvested on the date of termination for each year of the Employee's employment with the Company, which vesting shall be effective on the date of termination, and the Employee shall have not less than ninety (90) days following the date of termination to exercise all or any portion of such options.

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              (e)    BY THE EMPLOYEE. The Employee may terminate his employment hereunder at any time upon sixty (60) days' notice to the Company. In the event of termination by the Employee pursuant to this Section 5(e), the Board may elect to waive the period of notice, or any portion thereof, and, if the Board so elects, the Company will pay the Employee his Base Salary for the notice period (or for any remaining portion of the period). The Company shall have no further obligation to the Employee, other than for any Final Compensation and any bonus compensation earned but unpaid for the prior fiscal year, due to him.

              (f)    UPON A CHANGE OF CONTROL.

                     (i) If a Change of Control (as defined below) occurs and, within two (2) years following such Change of Control, the Company terminates the Employee's employment other than for Cause, then, the Company (A) shall provide the Employee six (6) months of severance pay, at the rate of the Base Salary in effect immediately prior to the termination, payable in a single lump sum within ten (10) business days following termination of employment; (B) shall pay the premium cost of the Employee's participation in the Company's group medical and dental plans for a period of six (6) months following the date of termination, provided that the Employee is entitled to continue such participation under applicable law and plan terms; and (C) shall cause to become vested on the date of termination 100% of the options granted pursuant to
Section 4(c) hereof or otherwise which remain unvested on that date and the Employee shall be entitled to not less than ninety (90) days following the date of termination to exercise all or any portion of such options.

                     (ii) In the event that it is determined that any payments or benefits provided by the Company to the Employee or for his benefit, either under this Agreement or otherwise, will be subject to the excise tax imposed by section 4999 of the Internal Revenue Code or any successor provision ("section 4999"), the Employee may elect either to pay such excise tax or to have such payments and benefits reduced to the extent necessary so that he shall not be liable for any such excise tax.

       6. EFFECT OF TERMINATION. The provisions of this Section 6 shall apply to any termination pursuant to Section 5 or otherwise.

              (a) Performance by the Company in accordance with the applicable provision of Section 5 shall constitute the entire obligation of the Company to the Employee hereunder.

              (b) Except for medical and dental plan coverage continued pursuant to Section 5(d) or 5(f) hereof, benefits shall terminate pursuant to the terms of the applicable benefit plans based on the date of termination of the Employee's employment without regard to any continuation of Base Salary or other payment to the Employee following such date of termination.

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              (c)    Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Employee under Sections 7, 8 and 9 hereof.

       7.     CONFIDENTIAL INFORMATION.

              (a) The Employee acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Employee may develop Confidential Information for the Company or its Affiliates and that the Employee may learn of Confidential Information during the course of employment. The Employee shall comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Employee incident to his employment or other association with the Company or any of its Affiliates. The Employee understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

              (b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or any of its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Employee, shall be the sole and exclusive property of the Company and its Affiliates. The Employee shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Employee's possession or control.

       8. ASSIGNMENT OF RIGHTS TO INTELLECTUAL PROPERTY. The Employee shall maintain accurate and complete contemporaneous records of, and shall immediately and fully disclose and deliver to the Company, all Intellectual Property, as defined below. The Employee hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Employee's full right, title and interest in and to all Intellectual Property. The Employee agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce any patents, copyrights or other proprietary rights to the Intellectual Property. All copyrightable works that the Employee creates shall be considered "work made for hire". If the Company is unable because of the Employee's mental or physical incapacity or for any other reason to secure the Employee's signature for any of the assignments or other reasonably requested documents pertaining to the Intellectual Property, the Employee hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as the Employee's agent and attorney in fact, to act for and in his behalf and stead to execute and file said documents and to do all other lawfully permitted acts to further the perfection, defense, and enjoyment of the Company's rights relating to the Intellectual Property with the

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same legal force and effect as if executed by the Employee. The Employee stipulates and agrees that such appointment is a right coupled with an interest and will survive his incapacity or unavailability at any future time.

       9. RESTRICTED ACTIVITIES. The Employee agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the
Company:

              (a) While the Employee is employed by the Company and for a period of twenty-four (24) months after his employment terminates (in the aggregate, the "Non-Competition Period"), the Employee shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company's Business anywhere in the world. The foregoing, however, shall not prevent or restrict the Employee from owning, directly or indirectly, not more than five percent (5%) of the voting securities of any publicly traded company for the sole purpose of a passive investment. For the purposes of this Section 9, the Company's Business means researching and developing a discovery platform that identifies novel, non-obvious combinations of active molecules that will then become patent-protected therapeutics, utilizing an automated, high-throughput process to search the combinatorial space using disease-specific assays.

              (b) The Employee further agrees that, during the Non-Competition Period, other than on behalf of the Company during his employment hereunder or through responses to general advertisements and headhunters which, in either case, are not specifically targeted to Company employees, the Employee will not hire or attempt to hire any employee of the Company, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or solicit or encourage any Person to hire any such employee; solicit or encourage any independent contractor providing services to the Company to terminate or diminish its relationship with the Company or solicit or encourage any Person to hire or engage any such independent contractor; or solicit or encourage any customer, supplier or vendor of the Company to terminate or diminish its relationship with it, or, in the case of a customer, to conduct with any Person any business or activity which such customer conducts or could conduct with the Company or any of its Affiliates; or solicit or encourage any of the foregoing to terminate or breach any agreement, written or oral, with the Company or any of its Affiliates.

       10. ENFORCEMENT OF COVENANTS. The Employee acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof. The Employee agrees that those restraints are necessary for the reasonable and proper protection of the Company and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Employee further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company would be irreparable. The Employee therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Employee of any of said covenants. The

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parties further agree that, in the event that any provision of Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

       11. CONFLICTING AGREEMENTS. The Employee hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Employee is a party or is bound and that the Employee is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder. The Employee will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

       12. DEFINITIONS. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

              (a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

              (b) "Change of Control" means the occurrence hereafter of (i) a sale, merger or consolidation after which securities possessing more than fifty (50%) percent of the total combined voting power of the Company's outstanding securities have been transferred to or acquired by a Person or Persons different from the Persons who held such percentage of the total combined voting power immediately prior to such transaction; (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets to one or more Persons (other than a wholly owned subsidiary of the Company or a parent company whose stock ownership after the transaction is the same as the Company's ownership before the transaction), or (iii) an acquisition, merger or similar transaction or a divestiture of a substantial portion of the Company's business after which the Employee's role is not substantially the same as such role prior to the transaction.

              (c) "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom any of them plans to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) their products and services, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential

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Information also includes any information that the Company or any of its
Affiliates have received, or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed. Confidential Information does not include information that enters the public domain, other than through a breach by the Employee or another Person of an obligation of confidentiality to the Company or any of its Affiliates.

              (c) "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made, created, developed or reduced to practice by the Employee (whether alone or with others, whether or not during normal business hours or on or off Company premises) during the Employee's employment that relate to the Company's business or that make use of Confidential Information or any of the equipment or facilities of the Company.

              (d) "Person" means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

       13. WITHHOLDING. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

       14. ASSIGNMENT. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Employee in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any Person or transfer all or substantially all of its properties or assets to any Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

       15. SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

       16. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

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       17.    NOTICES. Any and all notices, requests, demands and other
communications provided for by this Agreement shall be in writing and shall be effective when delivered in person, deposited in the United States mail, postage prepaid, registered or certified, or consigned to a national overnight courier and addressed to the Employee at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the CEO, or to such other address as either party may specify by notice to the other actually received.

       18. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Employee's employment; provided, however, that this Agreement shall not terminate or supersede any additional obligations of the Employee pursuant to the Original Agreement or any other agreement with respect to the confidential information or the like or with respect to any restrictions on the activities of the Employee or with respect to the securities of the Company.

       19. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Employee and by a expressly authorized representative of the Company.

       20. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

       21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

       22. GOVERNING LAW. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

       23. ARBITRATION. Any dispute or disagreement between the Employee and the Company arising under this Agreement shall first be negotiated by the parties in good faith for up to a period of thirty (30) days and the parties shall use their best efforts to reach a resolution. In the event that the parties, for any reason whatever, are unable to reach a resolution with thirty
(30) days, either party may then refer the matter to the American Arbitration Association for resolution in accordance with the American Arbitration Association National Rules for the Resolution of Employment Disputes, or any successor rules. The arbitration shall be conducted in Boston, Massachusetts before a single arbitrator. The function of the arbitrator shall be to determine the interpretation and application of the specific provisions of this Agreement to the issues submitted to arbitration. There shall be no right in arbitration to obtain, and no arbitrator shall have any authority to award or determine, any change in, addition to, or detraction from, any of the provisions of this Agreement. The decision of the arbitrator shall be in writing; shall set forth the basis for the decision. The

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decision of the arbitrator acting within the scope of his/her authority shall be final and binding upon the parties and may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such award is sought. The parties involved in the dispute shall divide equally the administrative charges, arbitrator's fees and related expenses of the arbitration, but each party shall pay its own legal fees incurred in connection with such arbitration. Nothing contained herein, however, shall limit the right of the Company or any of its Affiliates to seek equitable or other relief from any court of competent jurisdiction for violation of any provision of Section 7, 8 or 9 hereof.

       IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of the date first above written.

THE EMPLOYEE:                                        THE COMPANY

/s/ Peter Elliott                           By: /s/ Alexis Borisy
--------------------                            --------------------------

                                            Title: President + CEO
                                                   -----------------------

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